Exhibit 99.1

Community Bancorp Comments on Preliminary Results for Fourth Quarter and Full Year 2008

Las Vegas, Nevada, February 4, 2009 – Community Bancorp (NASDAQ: CBON), the holding company for Community Bank of Nevada and Community Bank of Arizona (the “Banks”), indicated today that the Banks’ Report of Condition and Income (“Call Reports”) for the fourth quarter of 2008 have been filed with the Federal Deposit Insurance Corporation (“FDIC”).  Patrick Hartman, Executive Vice President and Chief Financial Officer, commented:  “On January 30, 2009, the Banks filed, as required, their fourth quarter Call Reports. The Banks filed these reports based on the best available information as of the date of filing, but are still conducting a study of goodwill impairment as well as possible refinements to the allowance for loan loss methodology in light of challenging market conditions. We will provide our completed financial information as expeditiously as possible.”

The fourth quarter Call Reports include 1) the effect of a write-off of intangible assets which is subject to completion of an impairment study; 2) a provision for loan losses which is a preliminary estimate; and 3) a level of nonperforming assets that is consistent with the Bank’s strategy to take expeditious actions necessary to recognize and dispose of such assets. As a result of the possible modifications to the provision for loan losses and impairment charges to goodwill that may result from the extended review process, investors are cautioned not to place undue reliance on the Call Reports of Community Bank of Nevada or Community Bank of Arizona for the fourth quarter ended December 31, 2008, filed with the FDIC on January 30, 2009. Actual results of operations for the fourth quarter and year ended December 31, 2008, when determined, may vary from those included in the Call Reports. If so, the Banks will file amended Call Reports at that time.

Edward M. Jamison, President and Chief Executive Officer, stated, “The implications of the 2008 recessionary economy and heightened operational risk in this environment resulted in an extremely challenging fourth quarter for the U.S. banking industry. We look forward to improved economic conditions in our markets that will facilitate new growth opportunities and stronger financial performance in the future.”

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada with four wholly-owned subsidiaries: 1) Community Bank of Nevada, 2) Community Bank of Arizona, 3) Community Bancorp (NV) Statutory Trust II and 4) Community Bancorp (NV) Statutory Trust III. Community Bancorp exists primarily for the purpose of holding the stock of its wholly-owned subsidiaries and facilitating their activities. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area. Community Bank of Arizona is an Arizona state chartered bank providing a full range of commercial and consumer bank products through three branches located in the greater Phoenix, Arizona area. We provide commercial banking services, including real estate, construction and commercial loans and SBA loans, to small- and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.community-bancorp.com.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the current financial turmoil in the United States and abroad, fluctuations in the U.S. capital and credit markets, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona and their deteriorating real estate sectors, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, our ability to manage systemic risks and control operating risks, and general economic conditions. Additional information on these and other factors that could affect financial results are included in “Item 1A. Risk Factors” of our Annual Report on Form 10K for the year ended December 31, 2007, and our other Securities and Exchange Commission filings.

When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which we operate, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of our business, economic, political and global changes arising from the war on terrorism, the conflict with Iraq and its aftermath, and other factors referenced in our Annual Report on Form 10K for the year ended December 31, 2007, including in “Item 1A. Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions. When relying on forward-looking statements to make decisions with respect to our Company, investors and others are cautioned to consider these and other risks and uncertainties.

Contact

Community Bancorp, Las Vegas:

Patrick Hartman Executive
Vice President, Chief Financial Officer
702-947-3514

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